CREDIT SUISSE GROUP



                            STOCK PURCHASE AGREEMENT
                                LETTER AMENDMENT


                                                              October 6, 2000


AXA Financial, Inc.
1290 Avenue of the Americas
New York, New York 10104

AXA
c/o AXA Financial, Inc.
1290 Avenue of the Americas
New York, New York 10104

The Equitable Life Assurance Society of the United States
c/o AXA Financial, Inc.
1290 Avenue of the Americas
New York, New York 10104

AXA Participations Belgium
c/o AXA Financial, Inc.
1290 Avenue of the Americas
New York, New York 10104

Ladies and Gentlemen:

                  We refer to the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of August 30, 2000 among Credit Suisse Group, AXA, AXA Financial, Inc., The Equitable Life Assurance Society of the United States and AXA Participations Belgium. Capitalized terms used but not otherwise defined herein shall have the respective meanings given such terms in the Stock Purchase Agreement.

                  1. Financial and Purchaser hereby agree in accordance with
Section 2.03 of the Stock Purchase Agreement that the Closing shall be held on the later to occur of (a) November 3, 2000 and (b) satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VI of the Stock Purchase Agreement.

                  2. Each of the parties to this Letter Amendment hereby agrees to amend and restate Section 6.02(a) and (c) of the Stock Purchase Agreement as follows:

                  (a) "(a) Representations and Warranties. The representations and warranties of Purchaser contained in Article IV in this Agreement shall be true and correct as of

5:00 p.m., New York City time, on October 6, 2000 with the same force and effect as if made as of 5:00 p.m., New York City time, on October 6, 2000, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, except, in each case, where the failure of such representation or warranty to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not have a Material Adverse Effect on Purchaser, and the Sellers shall have received a certificate to such effect signed by a duly authorized officer of Purchaser;" and

                  (b) "(c) Purchaser Material Adverse Effect. No Purchaser Material Adverse Effect shall have occurred as of 5:00 p.m., New York City time, on October 6, 2000."

                  3. Each of the parties to this Letter Amendment hereby further agrees to amend and restate Section 6.03(a) and (c) of the Stock Purchase Agreement as follows:

                  (a) "(a) Representations and Warranties. The representations and warranties (i) of the Sellers contained in Article III of this Agreement shall be true and correct in all material respects as of 5:00 p.m., New York City time, on October 6, 2000 with the same force and effect as if made as of 5:00 p.m., New York City time, on October 6, 2000, other than such representations and warranties as are made as of another date, which shall be true and correct in all material respects as of such date, and (ii) of the Company contained in Article IV of the Merger Agreement shall be true and correct as of 5:00 p.m., New York City time, on October 6, 2000 with the same force and effect as if made as of 5:00 p.m., New York City time, on October 6, 2000, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, except in the case of this clause (ii) where the failure to be so true and correct would not have a Material Adverse Effect on the Company (without, in the case of clause (i) and (ii), giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein), and Purchaser shall have received a certificate to such effect signed by a duly authorized officer of each Seller;" and

                  (b) "(c) Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred as of 5:00 p.m., New York City time, on October 6, 2000."

                  4. Purchaser hereby agrees that following commencement of the transfers contemplated by paragraph 3 of the Letter Amendment to the Merger Agreement dated as of the date hereof (the "Merger Agreement Letter Amendment") among Purchaser, Merger Sub and the Company, the amendments set forth in paragraphs 2, 3, and 5 hereof shall become effective, and following such time and its receipt of the certificate described in paragraph 2 of the Merger Agreement Letter Amendment, the conditions set forth in Section 6.03(a)(ii) and
(c) of the Stock Purchase Agreement shall be deemed satisfied.

                  5. Each of the parties to this Letter Amendment hereby agrees to amend and restate Section 7.01(d) of the Stock Purchase Agreement as follows:

                  "(d) by (i) Purchaser if a Company Material Adverse Effect shall have occurred on or prior to 5:00 p.m., New York City time, on October 6, 2000, or (ii) Financial if a Purchaser Material Adverse Effect shall have occurred on or prior to 5:00 p.m., New York City time, on October 6, 2000; or"

                  6. Each of the parties to this Letter Amendment hereby agrees to amend the Stock Purchase Agreement to add the following:

                  "SECTION 8.13 Equitable Holdings LLC. Notwithstanding anything to the contrary herein, Equitable Holdings LLC, a New York limited liability company and a wholly-owned subsidiary of Equitable, is the registered and beneficial owner of, and has good title to, the number of Shares set forth next to Equitable's name on Schedule A hereto. For purposes of the accuracy of any representation and warranty or compliance with any covenant or agreement of Equitable contained herein, such representation or warranty shall be deemed given by Equitable and Equitable Holdings LLC and such covenant or agreement shall be deemed to be an obligation of Equitable and Equitable Holdings LLC, in each case as applicable in light of the immediately preceding sentence. Notwithstanding anything to the contrary herein, nothing shall relieve Equitable from its obligations under this Agreement without giving effect to this Section
8.13 if Equitable Holdings LLC shall breach any representation, warranty, covenant, or other agreement applicable to it as a result of this Section 8.13."

                  7. (a) Purchaser will be deemed to consent to, and will cause Merger Sub to consent to, the Company acquiring an assuming all advances, commitments or other extensions of credit of The Equitable Life Assurance Society of the United States or its affiliates (other than the Company and its subsidiaries), as reflected in Schedule A hereto, under the Amended and Restated Equitable Credit Facility dated as of March 1, 1994 among The Equitable Life Assurance Society of the United States, Equitable Variable Life Insurance Company, the Company, DLJ Investment Inc., DLJ Capital Corporation and DLJ Bridge Finance Inc., as amended to the date hereof (the "Equitable Bridge Facility"), by paying to such parties all principal outstanding, and accrued and unpaid interest thereon, and any fees or other similar amounts due as of the date of such payment under the Equitable Bridge Facility or related credit agreements by 10:00 a.m., New York City time, on November 15, 2000; and (b) Purchaser agrees to use its reasonable best efforts to cause the Company to pay such amounts by 10:00 a.m., New York City time, on November 15, 2000 and agrees that thereafter such facility shall terminate and be of no further force and effect or that The Equitable Life Assurance Society of the United States and its affiliates (other than the Company and its subsidiaries) shall cease to be parties to such facility and shall have no further obligations thereunder.

                  This Letter Amendment shall be governed by and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

                                             CREDIT SUISSE GROUP


                                             By:   /s/  Richard E. Thornburgh
                                                 -------------------------------
                                                 Name:  Richard E. Thornburgh
                                                 Title:  Attorney-in-Fact

                                             By:   /s/  Joseph T. McLaughlin
                                                 -------------------------------
                                                 Name:  Joseph T. McLaughlin
                                                 Title:  Attorney-in-Fact

Consented to and acknowledged
as of the above date:


AXA

By:      /s/  Gerard de la Martiniere
    ------------------------------------
    Name:  Gerard de la Martiniere
    Title:  Chief Financial Officer

AXA FINANCIAL, INC.

By:      /s/  Stanley B. Tulin
    ------------------------------------
    Name:  Stanley B. Tulin
    Title: Vice Chairman and
           Chief Financial Officer


THE EQUITABLE LIFE ASSURANCE
       SOCIETY OF THE UNITED STATES


By:      /s/  Stanley B. Tulin
    ------------------------------------
    Name:  Stanley B. Tulin
    Title: Vice Chairman and
           Chief Financial Officer

AXA PARTICIPATIONS BELGIUM

By:      /s/  Gerard de la Martiniere
    ------------------------------------
     Name:  Gerard de la Martiniere
     Title: Attorney-in-Fact

                                                                      Schedule A





              Loans and Commitments under Equitable Bridge Facility
              -----------------------------------------------------
                                  ($ millions)



                                                    Equitable
                                        Funding        Amount
Funded Entity/Industry                     Date        Funded
----------------------                     ----        ------

UIH Funding, Inc.                        Apr-99        $101.8
   Broadband Communications

Citation Funding, Inc.                   Dec-99          65.8
   Manufacturing-Steel Castings

Tin Funding, Inc. (United Biscuit)       Apr-00         125.2    (UK pound loan)
   Food

Formus Funding, Inc.                     May-00          15.5
   Comm.-European wireless CLEC

Alfa Laval Funding, Inc.                 Aug-00          95.9        (EURO loan)
   Manufacturing-Fluid Separation


Commitments as of 9/28/00

Independent Wireless One                                $85.0
   Wireless Communications